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                                  Exhibit 10.4

              Employment Agreement between David P. Marchetti, Sr.
                  and Security Savings Association of Hazleton



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Exhibit 10.4

         Mr. Marchetti's Employment Agreement is the same as the Employment Agreement in Exhibit 10.3, which is incorporated herein by reference except as to: (i) the name of the signatory, which is David P. Marchetti; (ii) the position in Section 1, which is Vice President and Chief Operating Officer;
(iii) the signatory for the Association, which is Richard C. Laubach; (iv) the guarantor for the Company, which is Richard C. Laubach; and (v) the amount of the base salary in Section 3(a), which is $75,000.